UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

See the disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 1.02 Termination of a Material Definitive Agreement

Effective March 4, 2022, in connection with entry into the new Credit Agreement described below in Item 2.03, Red Robin Gourmet Burgers, Inc.’s (the “Company’s”) existing credit agreement, dated January 10, 2020 (such agreement, as previously amended, the “Prior Credit Agreement”) and the Existing Security Agreement (defined under Item 1.02 below) were terminated. In connection with such termination and new borrowings under the new Credit Agreement, the Company paid off all outstanding borrowings, accrued interest, and fees under the Prior Credit Agreement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure contained in Item 1.02 above, which is incorporated herein by reference.

On March 4, 2022, the Company replaced its Prior Credit Agreement with a new Credit Agreement (the “Credit Agreement”) by and among the Company, Red Robin International, Inc., as the borrower, the lenders from time to time party thereto, the issuing banks from time to time party thereto, Fortress Credit Corp., as Administrative Agent and as Collateral Agent and JPMorgan Chase Bank, N.A., as Sole Lead Arranger and Sole Bookrunner. The five-year $225 million Credit Agreement provides for a $25 million revolving line of credit and a $200 million term loan (collectively, the “credit facility”). The borrower maintains the option to increase the credit facility in the future, subject to lenders’ participation, by up to an additional $40 million in the aggregate on the terms and conditions set forth in the Credit Agreement. All capitalized terms not defined herein have the meanings given to them in the Credit Agreement.

The new credit facility will mature on March 4, 2027. No amortization is required with respect to the revolving credit facility. The term loans require quarterly principal payments in an aggregate annual amount equal to 1.0% of the original principal amount of the term loan facility.

Red Robin International, Inc. is the borrower under the Credit Agreement, and certain of its subsidiaries and the Company are guarantors of borrower’s obligations under the Credit Agreement. Borrowings under the Credit Agreement are secured by substantially all of the assets of the borrower and the guarantors, including the Company, and are available to: (i) refinance certain existing indebtedness of the borrower and its subsidiaries, (ii) pay any fees and expenses in connection with the Credit Agreement, and (iii) provide for the working capital and general corporate requirements of the Company, the borrower and its subsidiaries, including permitted acquisitions and capital expenditures, but excluding restricted payments.

On March 4, 2022, Red Robin International, Inc., the Company, and the guarantors also entered into a Pledge and Security Agreement (the “Security Agreement”) granting to the Administrative Agent a first priority security interest in substantially all of the assets of the borrower and the guarantors to secure the obligations under the Credit Agreement. This new Security Agreement replaces the existing security agreement, dated January 10, 2020, which was entered into in connection with the Prior Credit Agreement (the “Existing Security Agreement”).

Red Robin International, Inc. as the borrower is obligated to pay customary fees to the agents, lenders and issuing banks under the Credit Agreement with respect to providing, maintaining, or administering, as applicable, the credit facilities.

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The summary descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement, respectively. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and a copy of the Security Agreement entered into in connection with the Credit Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

(d) Exhibits

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated March 4, 2022.
10.2	Security Agreement, dated March 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Chief Legal Officer

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